EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Bank of the Carolinas Corporation

We consent to the incorporation by reference in the registration statements of Bank of the Carolinas Corporation (the “Company”) (Form S-3, No. 333-159934; Form S-3, No. 333-148941; Form S-8, No. 333-137041; and Form S-8, No. 333-148784) of our report dated April 1, 2013, with respect to the 2012 and 2011 consolidated financial statements of the Company included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Turlington and Company, LLP

Lexington, North Carolina

April 1, 2013

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